EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated April 17, 2009 relating to the balance sheets of HASCO Medical, Inc. at December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2008 and 2007. We also consent to the reference to our firm under the caption “Experts” in the prospectus.

/s/ SHERB & CO., LLP

Certified Public Accountants

Boca Raton, Florida

October 27, 2009